Exhibit 10.1

VACCINEX, INC.

1895 Mount Hope Avenue

Rochester, New York 14620

September 17, 2024

Holder of Common Stock Purchase Warrants

Re:	Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

Vaccinex, Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) (i) the opportunity to receive new warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a reduction in the Exercise Price (as defined in the respective Existing Warrants) of the warrants set forth on Exhibit A hereto (the “Existing Warrants”) held by you in consideration for exercising by you for cash all of the Existing Warrants, as set forth on the signature page hereto. The [issuance or][ resale] of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) has been registered pursuant to the registration statement[s] on [Form S-1 (File No[s]. 333-______)] [or Form S-3 (File No[s]. 333-______)] ([together, ]the “Registration Statement[s]”)[, as applicable]. The Registration Statement[s] [are][is] currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the [issuance or][ resale] of the Existing Warrant Shares[, as applicable]. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to reduce the Exercise Price (as defined in the [respective ]Existing Warrants) of the Existing Warrants to $5.636 per share (the “Reduced Exercise Price”). In consideration for the exercise in full for cash all of the Existing Warrants held by the Holder at the Reduced Exercise Price or otherwise in accordance with the terms of this letter agreement as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company hereby offers to sell and issue you new unregistered Common Stock purchase warrants (the “New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of shares (the “New Warrant Shares”) of Common Stock equal to 150% of the number of Existing Warrant Shares issued pursuant to the Warrant Exercise hereunder, which New Warrants shall have an exercise price per share equal to $5.636, subject to adjustment as provided in the New Warrants, will be exercisable immediately and have a term of exercise of five (5) years, which New Warrants shall be substantially in the form as set forth in Exhibit A-1 hereto.

The New Warrant certificate(s) will be delivered at Closing (as defined below), and such New Warrants, together with any underlying shares of Common Stock issued upon exercise of the New Warrants, will, unless and until their sales are registered under the Securities Act, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, to the extent that any

Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(f) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Existing Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Existing Warrant Shares permitted thereunder, provided that the Holder shall also deliver a Notice of Exercise together with the Reduced Exercise Price for such exercise less $0.0001 per Existing Warrant Share with respect to the number of Existing Warrant Shares that would be in excess of the Beneficial Ownership Limitation, and thereafter the terms of the Existing Warrant shall be modified solely with respect to such number of Existing Warrant Shares (A) that are in excess of the Beneficial Ownership Limitation and (B) for which such Notice of Exercise and Reduced Exercise Price were also delivered in order to (i) provide that the Existing Warrant shall be exercisable until exercised in full rather than on or prior to the Termination Date as defined in the Existing Warrant, (ii) provide for an exercise price of $0.0001 per Warrant Share, subject to adjustment thereunder, and (iii) permit the Existing Warrant to be exercised at any time by means of a “cashless exercise,” and thereafter (1) Section 2(d) of the Existing Warrant and (2) that portion of Section 3[(d)][ or ][3(e)][, as applicable,] of the Existing Warrant from the beginning of the sentence beginning “Notwithstanding anything to the contrary, in the event of a Fundamental Transaction…” to the end of the sentence ending “on the effective date of the Fundamental Transaction)” shall not apply to the Existing Warrant with respect to such Existing Warrant Shares. The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Upon any Warrant Exercise, the Holder shall be deemed to have waived any voting rights of any Existing Warrant Shares during the period commencing as of the time of execution of this letter agreement by the Holder, through, and including, such applicable Warrant Share Delivery Date (as defined in the Existing Warrant), as necessary, such that the aggregate voting rights of any Common Stock (including such Existing Warrant Shares) beneficially owned by the Holder and/or any Attribution Parties (as defined in the Existing Warrant), collectively, on any such date of determination shall not exceed the applicable Beneficial Ownership Limitation as a result of any such exercise of any Existing Warrants.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter agreement below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before 4:00 p.m., Eastern Time, on September 17, 2024 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on the date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that issuance of the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate or book-entry notation, if any, representing such securities shall bear the following legend:

“THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OT OTHER LOAN SECURED BY SUCH SECURITIES.”

Legends (including the legend set forth above) on any certificates or book-entry notations evidencing the New Warrant Shares shall be removed (i) when a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act (“Rule 144”), (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)), in each case subject to the Holder providing the Company with a representation letter in form and substance satisfactory to the Company in its sole discretion. The earliest of clauses (i) through (iv) is referred to herein as the “Delegend Date”. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, provided that the Company and/or its counsel are provided with any customary representations or supporting documentation from the Holder that they may reasonably request. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is otherwise no longer required under this Section, it will, no later than one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such first (1st) Trading Day, the “Legend Removal Date”), credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder or, at the request of the Holder shall deliver or cause to be delivered to the Holder a certificate or book-entry statement representing such shares that is free from all restrictive and other legends, provided that the Company and/or its counsel are provided with any representations or supporting documentation that they may reasonably request.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) validly delivered for removal of the restrictive legend, $5 per Trading Day (increasing to $10 per Trading Day seven (7) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other reasonable and documented out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other reasonable and documented out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

If this offer is accepted and the transaction documents are executed by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 9:00 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall issue a press release or file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. From and after the earlier of the dissemination of such press release or the filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the dissemination of such press release or the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, with respect to the transactions contemplated hereunder shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Existing Warrant Shares shall be issued at Closing free of any legends or restrictions on resale by Holder.

No later than the first (1st) Trading Day following the date of the public disclosure of the transactions hereunder, the closing (“Closing”) shall occur remotely via the exchange of documents and signatures or at such location as the parties shall mutually agree. Unless otherwise directed by Roth Capital Partners, LLC (the “Placement Agent”), the Existing Warrant Shares shall be delivered electronically through the Depository Trust Company within one (1) Trading Day following the date hereof. The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date”.

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder or holders of Existing Warrants or other warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until six (6) months after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof) relating to warrants that were sold concurrently with the Existing Warrants, is or will be more favorable to such Other Holder than those of the Holder and this letter agreement unless such terms are concurrently offered to the Holder. If, and whenever on or after the date hereof until six (6) months after the date hereof relating to warrants that were sold concurrently with the Existing Warrants, the Company enters into an Other Warrant Exercise Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Exercise Agreement (including the issuance of additional shares of Common Stock upon exercise of such Other Warrants), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Other Warrant Exercise Agreement.

The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

Sincerely yours,

VACCINEX, INC.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants: __________________

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

Number of Existing Warrants in Excess of Beneficial Ownership Blocker: _________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price Less $0.0001 being exercised contemporaneously with signing this letter agreement: _________________

New Warrants: _______________ ([___]% of the total Existing Warrants being exercised)

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder signature page to VCNX Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)

SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

b)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)

No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)

Registration Obligations. As soon as reasonably practicable (and in any event within 30 calendar days of the date of this letter agreement), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the date hereof (or within 90 calendar days following the date hereof in case of “full review” of such registration statement by the Commission) and maintain the effectiveness thereof until all the New Warrant Shares have been sold pursuant to the Resale Registration Statement or are eligible for sale pursuant to Rule 144 without volume or manner of sale restrictions and without the requirement for current public information.

e)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f)

Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, and (iv) such filings as are required to be made under applicable state securities laws.

g)

Listing of Common Stock. Concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares and take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. For so long as the Company maintains a listing or quotation of the Common Stock on a Trading Market, the Company agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

h)	Subsequent Equity Sales.

(i) From the date hereof until thirty (30) days after the Closing Date (the “Standstill Period”), neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than the Resale Registration Statement referred to herein or a registration statement on Form S-8 in connection with any employee benefit plan, or any amendment or supplement to a registration statement in connection with the Open Market Sale AgreementSM, by and between the Company and Jefferies LLC (the “Existing ATM Facility”), provided that the Company shall not issue or sell any securities pursuant to the Existing ATM Facility until after the Standstill Period). Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock, options, restricted stock units, or other equity awards to employees, officers, directors consultants, contractors, or advisors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder, securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, or securities issued under letter agreements substantially similar to this letter agreement, and securities upon the exercise or exchange of or conversion of any such securities, provided that such securities have not been amended since the later of the date of this letter agreement or the date of such letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock sold to employees, directors, consultants, or any of their affiliated entities in the ordinary course of business or pursuant to agreements or in connection with commitments in place as of the date hereof provided that such agreements or commitments have not been amended since the date of this letter agreement, (d) up to $10.0 million (less the gross receipts by the Company from the Warrant Exercise and any other Warrant Exercise under letter agreements substantially similar to this letter agreement) aggregate purchase price of securities issued in private placement offerings with Affiliates of and previous investors in the Company, provided that such securities issued in any such private placement carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period and (e) securities issued pursuant to acquisitions, joint ventures, strategic alliances, or other strategic transactions, including without limitation collaborations or arrangements involving research and development or the sale or licensing of intellectual property, approved by a majority of the disinterested directors of the Company, except for a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (for avoidance of doubt, securities issued to a venture arm of a strategic investor shall be deemed an “Exempt Issuance”), provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period.

(ii) From the date hereof until 180 days following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company nor any Subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (A) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (a) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (B) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled, provided, however, for the avoidance of doubt that the sale and issuance of shares of Common Stock upon conversion of the Company’s Series A Preferred Stock or, following the expiration of the Standstill Period, in an “at-the-market” offering under the Existing ATM Facility shall not be considered a “Variable Rate Transaction”. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

i)

Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.